Exhibit 99.1

Allegro Merger Corp. Announces Process and Timing of Dissolution

NEW YORK, NY, April 15, 2020 (GLOBE NEWSWIRE) -- Allegro Merger Corp. (NASDAQ: ALGR, ALGRU, ALGRR, and ALGRW) (“Allegro” or the “Company”) has commenced the process of dissolving and liquidating in accordance with the Company’s amended and restated certificate of incorporation (“Charter”). Pursuant to the Charter, all outstanding shares of the Company’s common stock that were included in the units sold in the Company’s initial public offering (the “Public Shares”) will be redeemed at a per share redemption price of approximately $10.30 per Public Share (the “Redemption Amount”).

The redemption will occur on Tuesday, April 21, 2020. As of the close of business on such date, the Public Shares will be deemed cancelled and will represent only the right to receive the per share Redemption Amount. The Company’s officers, directors, initial stockholders, and the purchasers of units (“Private Units”) in the private placement that occurred simultaneously with the Company’s initial public offering have waived their redemption rights with respect to the common stock issued prior to the Company’s initial public offering and the common stock underlying the Private Units. The loans made by the Company’s initial stockholders in connection with the previously-disclosed extension of time to complete an initial business combination will not be repaid and will be forgiven. There will be no redemption or liquidating distribution with respect to the Company’s warrants and rights, which will expire worthless. The last trading date of the Company’s securities on the Nasdaq Capital Market is expected to be Monday, April 20, 2020.

Record holders of Public Shares may redeem their shares for their per share Redemption Amount by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount.

It is possible that the Company will make a small additional payment to the holders of Public Shares, pro rata, in connection with the unused portion of the dissolution allowance and any tax refunds which the Company may receive. However, the Company cannot assure you of the timing of such additional payment or that such additional payment will be made.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. When used herein, words such as “anticipate,” “believe,” “expect,” “intend,” and similar expressions, as they relate to the Company, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors which may not be in the control of the Company. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

About Allegro Merger Corp.

Allegro (NASDAQ: ALGR) was incorporated in Delaware on August 7, 2017 as a blank check company whose objective was to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities. On July 6, 2018, Allegro consummated its initial public offering (“IPO”) of 14,950,000 units, each unit consisting of one share of common stock, one right convertible to 1/10 of a common share and one warrant to purchase one common share, and a simultaneous private placement of units. On March 31, 2020, Allegro terminated its definitive agreement to acquire TGI Fridays Holdings LLC and commenced the process of dissolving and liquidating.

For further information, please contact:

Allegro Merger Corp.
777 Third Avenue, 37th Floor,
New York, New York 10017
Attention: David Sgro
+ 1 (212) 319 7676
dsgro@crescendopartners.com